UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2013

BULLSNBEARS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54616	45-2282672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4731 W. Atlantic Ave. Suite B7

Delray Beach, Florida 33445

(Address of principal executive offices) (Zip Code)

561-265-5657

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

Effective June 11, 2013 the Board terminated the employment of Nick Arroyo, President, Chief Executive Officer Chief Financial Officer and Treasurer, of the Company, effective immediately. On that same date Mr. Arroyo resigned as a director, also effective immediately.

Nick Arroyo’s termination was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On June 11, 2013, the Board of Directors (the “Board”) of Bullsnbears.com,Inc.(the “Company”) elected James Palladino as the Company’s President, Chief Executive Officer, Chief Financial Officer and Treasurer. Mr. Palladino currently serves as the Chairman of the board, Secretary and Director

The Registrant anticipates entering into a compensation agreement with Mr. Palladino, the terms of which will be disclosed when available, pursuant to which Mr. Palladino is expected to receive a salary and stock based compensation. Mr. Palladino does not hold any shares of the Registrant’s common stock.

Mr. Palladino has been our Chairman, Secretary and Director since October 23, 2013.  Mr. Palladino brings over 17 years of financial services experience, starting his career as a retail stock broker on Wall Street where he successfully managed individual and corporate clients. Mr. Palladino was also instrumental in raising several million dollars for various institutional public and private offerings, while still maintaining his client base. Upon exiting Wall Street he then established himself in the public investor relations arena where he successfully designed and implemented over a dozen digital, print and telephone marketing campaigns, assisted In bringing approximately half of them public, creating shareholder value as well as investor enthusiasm. Prior to joining us, from May 2011 to August 2012 Mr. Palladino was the founder and majority shareholder of Statewide Life and Health, Inc., a provider of life and health insurance, licensed in 38 states.  Prior to Statewide Life, from April 2009 to April 2011, Mr. Palladino was the President and Secretary of Financial Media Net, Inc., a public relations and investor relations firm with a call center in Boca Raton, Florida.  From May 2007 to March 2009 Mr. Palladino was the Managing Director of ProMark Financial, Inc., an investor relations and public relations company creating investment awareness campaigns for public companies. Mr. Palladino received his technical training and an electronics degree from what is now known as DeVry University in New Jersey.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 14, 2013

BULLSnBEARS.COM, INC.

By: /s/ James Palladino

James Palladino

Chief Executive Officer